UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

TOWER AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733	41-1746238
(Commission File Number)	(I.R.S. Employer Identification No.)

27175 Haggerty Road, Novi, Michigan	48377
(Address of Principal Executive Offices)	(Zip Code)

248-675-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Section 2 — Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 8, 2004, Tower Automotive, Inc. (the “Company”) committed to a plan to reduce production at its Greenville, Michigan facility as part of the Company’s continued focus on improving operational and financial performance. The Company intends to move manual stamping operations and related weld assemblies from the Greenville facility to other Company locations in Elkton, Michigan and Kendallville Indiana. This action will enable the Greenville facility to concentrate on higher-margin business in progressive stampings and complex value-added assemblies.

Approximately 135 positions at the Greenville facility will be affected by the phase out of the manual press operations and related assembly work, resulting in approximately 165 positions remaining at the facility. The transfer of the production to the other Company locations is expected to be completed by January 2005.

Total estimated costs associated with this action amount to approximately $2.4 million, which is comprised of employee termination benefits of approximately $2.1 million and other related miscellaneous costs amounting to approximately $0.3 million. All of these costs will involve future cash expenditures.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

c. Exhibits.

99.1 Press release dated September 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC. Registrant
Date: September 13, 2004	By:	/s/ Christopher T. Hatto
Christopher T. Hatto
Chief Accounting Officer

EXHIBIT INDEX

99.1	Press release dated September 9, 2004.